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                                                                    Exhibit 23.5


RP Financial, LC.
Financial Services Industry Consultants


                                            December 17, 1999



Board of Directors
People's Building, Loan and Savings Company
11 South Broadway
Lebanon, Ohio  45036

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of People's Building, Loan and Savings Company, Lebanon, Ohio, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Peoples Community Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Peoples Community Bancorp, Inc.


                                            Sincerely,

                                            RP FINANCIAL, LC.


                                            /s/ GREGORY E. DUNN
                                            -----------------------
                                            Gregory E. Dunn
                                            Senior Vice President


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